Exhibit 10.6

JOINT GOVERNANCE AGREEMENT

among

BROOKFIELD PROPERTY REIT INC. (formerly known as GGP Inc.),

BROOKFIELD PROPERTY PARTNERS L.P.,

BROOKFIELD PROPERTY PARTNERS LIMITED AND

BROOKFIELD PROPERTIES, INC.

Dated as of [●], 20181

[1]	NTD: Agreement to be entered into immediately following the merger.

i

JOINT GOVERNANCE AGREEMENT

This Joint Governance Agreement, dated as of [●], 2018 (this “Agreement”), among Brookfield Property REIT Inc., a Delaware corporation (formerly known as GGP Inc., the “Company”), Brookfield Property Partners L.P., a Bermuda exempted limited partnership (“BPY”), Brookfield Property Partners Limited, a Bermuda exempted company (“BPY GP”), and Brookfield Properties, Inc., a Delaware corporation (“BPI” and together with BPY and BPY GP, the “BPY Parties” and each individually a “BPY Party”). Each of the Company and each BPY Party is referred to herein as a “Party,” and together as the “Parties.”

RECITALS

WHEREAS, immediately prior to the Parties entering into this Agreement, Goldfinch Merger Sub Corp., a Delaware corporation and an indirect wholly owned subsidiary of BPY (“Merger Sub”), has merged with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to that certain Agreement and Plan of Merger, dated as of March 26, 2018, among the Company, BPY and Merger Sub.

WHEREAS, the Parties desire to establish herein certain rights and obligations with respect to the governance of the Company and the relationship between the BPY Parties and the Company following the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1    Certain Defined Terms.

Unless otherwise specified herein or if context otherwise requires, as used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by such Person, or is under common control of a third Person as of the date or time on or at which the determination of affiliation is being made.

“Agreement” has the meaning assigned to such term in the Preamble.

“beneficial owner” or “beneficially own” has the meaning given such term in Rules 13d- 3 and 13d-5 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rules; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities, and (ii) no Person shall be deemed to beneficially own any security solely as a result of this Agreement.

“BPI” has the meaning assigned to such term in the Preamble.

“BPI Designee” has the meaning assigned to such term in Section 2.1(a).

“BPY” has the meaning assigned to such term in the Preamble.

“BPY GP” has the meaning assigned to such term in the Preamble.

“BPY GP Board” means the board of directors of BPY GP.

“BPY Party” has the meaning assigned to such term in the Preamble.

“BPY Unit” means a limited partnership interest in BPY representing a fractional part of all the limited partnership interests in BPY, which is designated as a “Unit,” and shall include any limited partnership interest or other equity interest of BPY or any successor to BPY into which such BPY Unit is converted or for which such BPY Unit is exchanged.

“Business Day” means any day that is not a Saturday, a Sunday or a day which is a statutory or civic holiday in the State of New York.

“Class A Stock” means the Class A Stock, par value $0.01 per share, of the Company and shall include any capital stock or other equity interest of the Company or any successor to the Company into which such Class A Stock is converted or for which such Class A Stock is exchanged, provided that any such capital stock or other equity interest of the Company or any successor to the Company has terms substantially similar to those of the Class A Stock as set forth in subsections C(1)(a), C(3) and C(4) of Article IV of the Company Charter.

“Company” has the meaning assigned to such term in the Preamble.

“Company Board” means the board of directors of the Company.

“Company Bylaws” means the bylaws of the Company as in effect as of the date hereof immediately following the Merger and as the same may be amended, restated or amended and restated from time to time in accordance with the terms thereof, the terms of the Company Charter and applicable law.

“Company Charter” means the certificate of incorporation of the Company as in effect as of the date hereof and as the same may be amended, restated or amended and restated from time to time in accordance with the terms thereof and applicable law.

“Company Stock” means, collectively, the Common Stock, par value $0.01 per share, the Class A Stock, par value $0.01 per share, the Class B Stock, par value $0.01 per share, and the Class C Stock, par value $0.01 per share, of the Company.

“Designation Notice” has the meaning assigned to such term in Section 2.1(b).

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, each as amended from time to time.

“Independent” means, with respect to any individual that serves as a director or equivalent role or is nominated or designated to serve as a director or equivalent role at any time, the satisfaction by such individual of the requirements to be “independent” of each of the Company and the BPY Parties under the Stock Exchange Rules and any applicable rules and regulations of the U.S. Securities and Exchange Commission (or any successor agency thereto), in each case as amended from time to time.

“Merger” has the meaning assigned to such term in the Recitals.

“Merger Sub” has the meaning assigned to such term in the Recitals.

“Party” has the meaning assigned to such term in the Preamble.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, trust, association or other unincorporated organization or other entity, including any government or any agency or political subdivision thereof.

“Stock Exchange Rules” means the rules and regulations of The NASDAQ Stock Market LLC (or any successor thereof) or, if the shares of Class A Stock are listed on another primary securities exchange, of the securities exchange on which the shares of Class A Stock are listed at such time, in each case as amended from time to time.

Section 1.2    Other Definitional Provisions.

(a)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)    References to a Party include its successors and permitted assigns.

(d)    The words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation” unless otherwise specified.

ARTICLE II.

CORPORATE GOVERNANCE

Section 2.1    Director Nominee Designation Rights.

(a)    BPI Designation and Company Nomination. Subject to the terms and conditions of this Agreement, BPI shall have the right, but not the obligation, to designate one individual as a nominee for each directorship of the Company Board subject to election at any annual or special meeting of the Company’s stockholders at which directors will be elected (each, a “BPI Designee”), and the Company agrees to nominate for election to the Company Board at such meeting the BPI Designees. As long as this Agreement remains in effect and except as provided in Section 2.1(d), neither the Company nor any member of the Company Board shall nominate for election to the Company Board any individual other than those designated by BPI, unless BPI’s designation right is waived pursuant to Section 2.1(b) in the event that BPI fails to nominate BPI Designees and one or more of BPI’s previously designated individuals serving on the Company Board are unavailable to serve. Nothing herein shall affect the rights of any stockholder of the Company to nominate for election to the Company Board individuals in addition to the BPI Designees in accordance with the terms of the Company Bylaws, to solicit votes or proxies for or on behalf of such individuals or to otherwise take such action in connection with the nomination or election of directors as in the opinion of such stockholder may be in the best interests of the Company.

(b)    Mechanics of Designation. The Company shall give BPI at least 60 days prior written notice of the date of the proposed mailing of proxy materials for any meeting of stockholders at which there will be (or there is anticipated to be) the election of directors of the Company, provided that no failure by the Company to give such notice shall be deemed to be a breach of this Section 2.1(b) so long as BPI is not materially prejudiced by such failure. Promptly upon (and in any event within 20 days after) receipt of such notice from the Company, or upon the occurrence of any other event that gives rise to the exercise by BPI of its rights hereunder to designate individuals for nomination for election to the Company Board, BPI shall give written notice (a “Designation Notice”) to the Company of the name of each BPI Designee, together with the following: (i) all information relating to each such BPI Designee that is required to be provided under the Company Bylaws in respect of any individual who a stockholder proposes to nominate for election, including all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act, (ii) each such BPI Designee’s written consent to serve as a director if elected and, if applicable, to be named in the proxy statement for the applicable stockholder meeting as a nominee and (iii) a certificate from each such BPI Designee as to the completeness and accuracy of such information so provided about him or her. If the Designation Notice is not provided to the Company in proper form or on a timely basis as provided above, BPI shall be deemed to have re-designated its existing designee(s) then serving on the Company Board, except for any such designee who for any reason is unavailable to serve, in respect of which such right hereunder will be deemed to have been waived if a qualifying replacement is not promptly named. At the request of the Company Board, any BPI Designee shall furnish to the Secretary of the Company the information required to be set forth in the Designation Notice. For the avoidance of doubt, (i) BPI’s rights under this Agreement are not dependent upon BPI’s compliance with generally applicable provisions of the Company Bylaws or Company Charter as may be in effect from time to time regarding notice of stockholder nominations; (ii) the Company’s compliance with this Section 2.1(b) to the extent inconsistent with its duties and obligations under the Company Bylaws shall not be deemed to be a violation of the Company Bylaws by the Company and (iii) the Company is not liable or responsible for (A) any errors or omissions in any information or (B) the invalidity or illegality of any documents, in each case, provided by BPI to the Company pursuant to this Section 2.1(b).

(c)    Voting and Approval. From the date hereof until this Agreement is terminated pursuant to its terms, (i) BPI will vote, and will cause its controlled Affiliates and will use its best efforts to cause all of its other Affiliates to vote, all shares of Company Stock as to which it or they have voting rights for the election of the BPI Designees, and (ii) the Company will cause its controlled Affiliates and use its best efforts to cause all of its other Affiliates to vote all shares of Company Stock as to which they have voting rights for the election of the BPI Designees, and (iii) the Company Board will solicit proxies (or cause the Company or representatives thereof to solicit proxies) in favor of the election of the BPI Designees and recommend that the stockholders of the Company elect to the Company Board each of the BPI Designees. Neither the Company Board nor the Company shall take any action to oppose the election of the BPI Designees, including recommending that stockholders vote in favor of any nominee opposing a BPI Designee. BPI acknowledges that, as of the date hereof, the directors of the Company (including the BPI Designees), if and when elected by the stockholders of the Company at a meeting of stockholders that is properly called and held pursuant to the Company Bylaws and applicable law and where a quorum is present, will be elected by a majority of votes cast by the shares represented at a meeting of stockholders and entitled to vote thereon, unless the election is contested, in which case, directors shall be elected by a plurality of votes cast by the shares represented at such meeting, and that any BPI Designee who is nominated for election to the Company Board may fail to be elected by the stockholders of the Company.

(d)    Board Overlap. BPI agrees that subject to Section 2.1(e), unless (i) the BPY GP Board determines in good faith that it is not in the best interests of the BPY Parties or the Company or (ii) any member of the BPY GP Board is not willing, eligible or available to serve on the Company Board, the BPI Designees will be the same individuals serving on the BPY GP Board.

(e)    Conflicts and Board Expansion. Notwithstanding any other provision of this Agreement, each of BPY GP and the Company will have the right to expand its respective board of directors to add additional non-overlapping Independent members if it determines, in its sole discretion, that the addition of non-overlapping Independent board members is necessary to address or otherwise resolve a conflict of interest arising from its relationship with the other entity. In addition, each of BPY GP and the Company agree to expand the size of their respective boards of directors as promptly as practicable following the written request of BPI, and BPI will have the right to nominate the Independent director(s) to fill the directorship(s) created by such expansion.

(f)    Vacancies. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director, BPI shall have the right, but not the obligation, to cause the vacancy created thereby to be filled by a new designee of BPI, and, in such a case, the Company hereby agrees to take all commercially reasonable actions necessary to accomplish the same.

Section 2.2    Dividend Record and Payment Date. To the extent practicable and permitted by applicable law, the Company hereby agrees that the Company Board shall set the record date and payment date for dividends with respect to shares of Class A Stock on identical dates to the record date and payment date set by BPY GP for distributions with respect to BPY Units.

Section 2.3    Attendance at Meetings of Holders of BPY Units. BPY GP hereby agrees that it will cause BPY to permit any beneficial owner of Class A Stock to attend a meeting of holders of BPY Units, if any such meetings are held. BPY GP and BPY shall be entitled to require customary evidence of beneficial ownership from any holder of Class A Stock desiring to attend any meeting of holders of BPY Units, including evidence of ownership from the broker, bank or other nominee that holds such beneficial owner’s shares of Class A Stock of record. For the avoidance of doubt, nothing in this Section 2.3 shall require BPY or BPY GP to provide notice of meetings of holders of BPY Units to the holders of Class A Stock in addition to any public notice provided to holders of BPY Units, and no beneficial owner of Class A Stock, solely as a result of being the holder of Class A Stock, shall have the right to vote or participate in the meetings of holders of BPY Units except as an observer.

ARTICLE III.

EFFECTIVENESS AND TERMINATION

Section 3.1    Termination. This Agreement shall automatically terminate at such time as BPI or its Affiliates no longer continues to own or control shares of Company Stock representing at least 30% of the voting power of the Company. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided that such termination shall not relieve any party from liability or other obligation for any breach of this Agreement that occurred prior to such termination or terminate any unsatisfied rights or benefits accrued prior to such termination.

ARTICLE IV.

MISCELLANEOUS

Section 4.1    Amendments and Modifications. This Agreement may not be amended, supplemented or otherwise modified in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 4.2    Waivers, Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach, default or noncompliance under this Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement, must be in writing and executed and delivered by a duly authorized officer on behalf of such Party and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to any Party, will be deemed cumulative with and not exclusive of any other remedy, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 4.3    Successors and Assigns.

(a)    This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

(b)    The rights and obligations under this Agreement shall not be assigned or delegated (as applicable), by operation of law or otherwise, without the prior written consent of the non-assigning or non-delegating Parties, and any such assignment or attempted assignment without such consent shall be void ab initio.

Section 4.4    Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid registered or certified mail, by e-mail or other means of electronic communication; provided that the e-mail or other means of electronic communication is promptly confirmed by hand delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid registered or certified mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received three Business Days after the postmarked date thereof, or if sent by e-mail or other means of electronic communication, will be deemed to have been received when sent, or if delivered by hand will be deemed to have been received upon actual receipt either by the individual designated below or by an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this Section 4.4. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications will be delivered by hand or sent by e-mail or other means of electronic communication and will be deemed to have been received in accordance with this Section 4.4. Notices and other communications will be addressed as follows:

If to BPI:

c/o Brookfield Property Group

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281

Attention:              General Counsel

Telephone:             212-417-7000

E-mail:                    [●]

If to BPY or BPY GP:

Brookfield Property Partners L.P. or Brookfield Property Partners Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Attention:              Secretary

Telephone:             441-294-3309

E-mail:                   [●]

If to the Company:

Brookfield Property REIT Inc.

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281

Attention:              General Counsel

Telephone:             212-417-7000

E-mail:                   [●]

or to such other addresses or as a Party may from time to time notify the other in accordance with this Section 4.4.

Section 4.5    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior and contemporaneous agreements, arrangements, communications, understandings, representations and warranties (both written and oral), among the Parties with respect to the subject matter hereof. Notwithstanding any oral agreement or course of action of the Parties to the contrary, no Party shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 4.6    Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, governed by and construed by and in accordance with, the internal laws of the State of Delaware, without giving effect to applicable conflicts of laws, rules or principles thereof (or any other jurisdiction) to the extent that the application of such laws, rules or principles would direct a matter to another jurisdiction.

Section 4.7    Submission to Jurisdiction. EACH OF THE PARTIES EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE DELAWARE COURT OF CHANCERY OR, TO THE EXTENT SUCH COURT DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT SUCH COURTS ARE AN INCONVENIENT FORUM, OR THAT THE VENUE OF SUCH COURTS MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE COURT OF CHANCERY OR FEDERAL COURT. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN SECTION 4.4 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH.

Section 4.8    Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED-FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL), EACH PARTY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.

Section 4.9    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 4.10    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

Section 4.11    Enforcement. THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED AND THAT MONETARY DAMAGES WOULD NOT BE AN ADEQUATE REMEDY THEREFOR. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN

ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. IN THE EVENT THAT ANY ACTION, SUIT OR PROCEEDING SHOULD BE BROUGHT IN EQUITY TO ENFORCE THE PROVISIONS OF THIS AGREEMENT, NO PARTY SHALL ALLEGE, AND EACH PARTY HEREBY WAIVES THE DEFENSE, THAT THERE IS AN ADEQUATE REMEDY AT LAW.

Section 4.12    Titles and Subtitles. The table of contents and titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 4.13    Counterparts. This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto and thereto, to the extent signed and delivered by facsimile or in electronic format (e.g., “pdf” or “tif”) shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Joint Governance Agreement as of the date first written above.

BROOKFIELD PROPERTY REIT INC.
(formerly known as GGP Inc.)

By:
Name:
Title:

BROOKFIELD PROPERTY PARTNERS L.P.

By:	Brookfield Property Partners Limited,
its general partner

By:
Name:
Title:

BROOKFIELD PROPERTY PARTNERS LIMITED

By:
Name:
Title:

BROOKFIELD PROPERTIES, INC.

By:
Name:
Title:

[Signature Page to Joint Governance Agreement]